UNITED STATES
                         SECURITIES EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 14, 2006

                                ERHC ENERGY INC.

--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

       Colorado                    000-17325                  88-0218499
-----------------------     ------------------------      --------------------
(State of organization)     (Commission File Number)      (IRS Employer
                                                          Identification No.)


5444 Westheimer Road, Suite 1570                                 77056
-------------------------------------------------------      -------------------
Houston, TX
(Address of principal executive offices)                       (Zip Code)

Registrant's Telephone Number, including area code: (713) 626-4700

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

      On November 17, 2005, ERHC Energy Inc. ("Company") entered into a participation agreement with Addax Petroleum (Nigeria Offshore 2) Limited ("Addax") as subsequently amended whereby the Company agreed to assign to Addax a 33.3% participating interest in Block 4 of the Joint Development Zone between Sao Tome & Principe and Nigeria ("JDZ"), leaving a 17.7% participating interest in Block 4 to the Company. In exchange, Addax has paid the Company $1.35 million, and will pay an additional $16.65 million ten days after the execution of a production sharing contract for Block 4. ERHC agreed to support Addax as operator, and Addax agreed to pay all of the Company's future costs in respect of all petroleum operations in Block 4. Addax is entitled to the Company's share of cost oil until Addax recovers the Company's costs.

      On February 16, 2006, the Company entered into a participation agreement with Addax Petroleum Resources Nigeria Limited ("Addax Sub") whereby the Company agreed to assign to Addax Sub a 15% participating interest in Block 3 of the JDZ, leaving a 10% participating interest in Block 3 to the Company. In exchange, Addax Sub has paid the Company $500,000 and will pay the Company an additional $7 million ten days after the execution of a production sharing contract for Block 3. Under this agreement, Addax Sub agreed to pay all of the Company's future costs in respect of petroleum operations in Block 3. Addax Sub is entitled to the Company's share of cost oil until Addax Sub recovers the Company's costs.

      On March 2, 2006, the Company entered into a participation agreement with Sinopec International Petroleum Exploration and Production Corporation Nigeria ("Sinopec"), and Addax Energy Nigeria Limited ("Addax Ltd."), whereby the Company agreed to assign a 28.67% participating interest in Block 2 of the JDZ to Sinopec, and a 14.33% participating interest in Block 2 of the JDZ to Addax Ltd., leaving a 22% participating interest in Block 2 to the Company. In exchange, Sinopec agreed to pay the Company $13.6 million ten days after execution of a production sharing contract for Block 2, and Addax Ltd. agreed to pay the Company $6.8 million ten days after execution of a production sharing contract for Block 2. Under this agreement, ERHC agreed to support Sinopec as operator, and Sinopec and Addax Ltd. agreed to pay all of the Company's future costs in respect of petroleum operations in Block 2. Sinopec and Addax Ltd. is entitled to the Company's share of cost oil until they recover the Company's costs.

      On March 14, 2006, a subsidiary of the Company, Addax, and several other oil and gas companies (collectively, the "Contractor") entered into an exclusive production sharing contract with the Nigeria-Sao Tome and Principe Joint Development Authority ("JDA") to conduct petroleum operations in Block 4 of the JDZ, where Addax serves as operator. The term of the production sharing contract with the JDA is twenty eight years consisting of a three-phase exploration period and a development and production period. The contract requires minimum work commitments to be performed during the eight year exploration period. During the first four years, or Phase I, the Contractor is required to drill at least two wells, with an option for a third well depending on the results of the first two wells, to a minimum total depth of 3,500 meters subsea, process existing 3D and 2D seismic date, conduct AVO attribute analysis, acquire additional geochemical, structural restorations and/or sequence stratigraphic analysis and perform geological and geophysical studies. During the next two years, or Phase II, the Contractor is required to drill another well and acquire additional seismic data. During the last two years, or Phase III, the Contractor is required to drill another well. The Contractor is required to spend at least $53 million in Phase I, $16 million in Phase II, and $16 million in Phase III. If these minimum financial commitments are not met, the Contractor is required to pay the JDA the difference between the commitment for the then current Phase and the amount actually expended in petroleum operations for such Phase as liquidated damages. The Contractor may, however, terminate this contract at the end of any Phase provided it has fulfilled its obligations relative to that Phase. The Contractor is required to post a performance bond in an amount equal to its minimum financial commitment for each Phase, to insure its property and to obtain liability insurance. The Contractor has a right to produce all commercially viable hydrocarbons discovered and may be granted a series of twenty year extension periods until the hydrocarbons are economically depleted.

      The Contractor is required to make several expenditures to the JDA, including a $90 million signature bonus. Addax is required to pay on behalf of the Company its proportionate share of the various guaranties and expenditures pursuant to the participation agreement executed November 17, 2005, as amended. The JDA may terminate the production sharing contract if the Contractor fails to pay any of the expenditures or the minimum financial commitments, among other events. The contract shall expire if no petroleum is found in Block 4 at the end of the exploration period.

      On March 14, 2006, a subsidiary of the Company, Addax Sub, and several other parties entered into a production sharing contract with the JDA to conduct petroleum operations in Block 3 of the of the JDZ, the terms of which are substantially similar to the production contract in Block 4, except that the drilling commitment is only one well and the signature bonus is $40 Million.

      On March 15, 2006, a subsidiary of the Company, Sinopec, Addax Ltd, and several other parties entered into a production sharing contract with the JDA to conduct petroleum operations in Block 2 of the of the JDZ, the terms of which are substantially similar to the production contract in Block 4, except that the drilling commitment is only one well and the signature bonus is $71 Million.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ERHC Energy Inc.



                                             By: /s/ Walter F. Brandhuber
                                                 -------------------------
                                                 Walter F. Brandhuber, President


DATE:    March 16, 2006